Exhibit T3A.47

STATE OF DELAWARE SECRETARY OF STATE DIVlSION OF CORPORATIONS FILED 07:30 PM 03/13/2001 010125249 - 2162415

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*        *        *         *        *

WESTWOOD ONE STATIONS GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of WESTWOOD ONE STATIONS GROUP, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the Corporation is SMARTROUTE SYSTEMS, INC.”

SECOND: That in lieu of a meeting and vote of the sole stockholder of the corporation, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said SECRETARY has caused this certificate to be signed by GARY YUSKO, its ASSISTANT SECRETARY, this 12TH day of DECEMBER, 2000.

By:	/s/ Gary Yusko
ASSISTANT SECRETARY

CERTIFICATE OF AMENDMENT TO CERTIFICATE

OF INCORPORATION OF WESTWOOD ONE STATIONS, INC.,

A DELAWARE CORPORATION

Pursuant to Section 103(a) of the General Corporation Law of the State of Delaware, the undersigned do hereby certify that the following resolution was duly adopted by the board of directors of Westwood One Stations, Inc., a Delaware corporation (the “Corporation”), and authorized and approved by the written consent of the sole stockholder of the Corporation:

RESOLVED, that the First Article of the Certificate of Incorporation of this Corporation be amended to read in its entirety as follows:

“1. The name of the Corporation is Westwood One Stations Group, Inc.”

The undersigned further certify that such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, constituting the President and Secretary, respectively, of Westwood One Stations, Inc. declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge as of this 8th day of February, 1989.

/s/ William J. Battison
William J. Battison
President

ATTEST:

/s/ Eric R. Weiss

Eric R. Weiss
Secretary

0505J-3

CERTIFICATE OF INCORPORATION

OF

WESTWOOD ONE STATIONS, INC.

1. The name of the corporation is Westwood One Stations, Inc.

2. The address of the corporation’s registered office in Delaware is 410 South State Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation’s registered agent at that address.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. The corporation shall have authority to issue a total of 1,000 shares of common stock of the par value of $1.00 per share.

5. The name of the sole incorporator is Estelita J. Salwen and her mailing address is c/o Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York 10022.

6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

7. The election of the Board of Directors need not be by written ballot.

8. The corporation shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as amended from time to time each person that such Section grants the corporation the power to indemnify.

9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that he may be liable (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Dated: May 27, 1988

/s/ Estelita J. Salwen
Estelita J. Salwen
Sole Incorporator